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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-71018, 33-74728, 33-95178, 333-09913, 333-27951,
333-62125, 333-81401, 333-94837, 333-47140 and 333-56316) and the Registration
Statements on Form S-3 (Nos. 333-95097 and 333-47150) of Mercury Interactive Corporation of our report dated January 15, 2001, relating to the financial statements which appears in this Form 10-K.


PricewaterhouseCoopers LLP
San Jose, California
March 29, 2001